SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 19, 2006 (May 16, 2006)

ENTERPRISE BANCORP, INC.

(exact name of registrant as specified in charter)

Massachusetts	0-21021	04-3308902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)

(978) 459-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01.                                        Entry into a Material Definitive Agreement

On May 16, 2006, the board of directors of the registrant’s principal subsidiary, Enterprise Bank and Trust Company (the “Bank”), voted to increase the annual retainer fees paid to the members of the Bank’s board of directors and to the chairs of various board committees. These various annual fee increases will become effective on July 1, 2006. The fees paid to directors on a per meeting basis for attending meetings of the Bank’s board of directors and board committees remain the same.

A complete description of the compensation paid to directors, including all fees paid on a per meeting basis and on an annual retainer basis (as of July 1, 2006), is included as an exhibit to this report.

Item 9.01.              Financial Statements and Exhibits

(a)                                   Not applicable

(b)                                  Not applicable

(c)                                   The following exhibit is included with this report:

Exhibit 10.37                                                   Enterprise Bancorp, Inc. Description of Directors’ Compensation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: May 19, 2006	By:	/s/ JAMES A. MARCOTTE
James A. Marcotte
Executive Vice President, Treasurer
and Chief Financial Officer